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EXHIBIT 21

                  SUBSIDIARIES OF ATLANTIC PREMIUM BRANDS, LTD.

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
            NAME OF SUBSIDIARY                   JURISDICTION OF INCORPORATION
            ------------------                   -----------------------------
            Carlton Foods Corp.                            Delaware
             Grogan's Farm, Inc                            Delaware
             Potter Sausage Co.                            Delaware
                Prefco Corp.                               Delaware
    (also does business as Blue Ribbon)
         Richards Cajun Foods Corp.                        Delaware
           Texas Traditions, Inc.                          Delaware
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